                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-4 of Global Pharmaceutical Corporation of our report dated March 2, 1999 relating to the financial statements of Global Pharmaceutical Corporation which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 8, 1999

                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-4 of Global Pharmaceutical Corporation of our report dated August 6, 1999 relating to the financial statements of Impax Pharmaceuticals, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 8, 1999